FIRST AMENDMENT
TO THE
SHORE UNITED BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS FIRST AMENDMENT, effective as of the March 1, 2022 by and between **Shore United Bank** (the "Bank"), and **Donna Stevens** (the "Executive"), shall effectively amend the Shore United Bank Supplemental Executive Retirement Plan as set forth herein. The Bank and the Executive hereby adopt the following amendments:

10. (j) **"Normal Retirement Benefit"** means one hundred twenty-five thousand dollars ($125,000).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 1st day of March, 2021.

EXECUTIVE

[signature]
Donna Stevens

Shore United Bank

By: [signature]

Name: Lloyd L. (Scott) Beatty, Jr.

Title: President & CEO